Exhibit 16.1

GGK
GOLDSTEIN GOLUB KESSLER LLP
Certified Public Accountants and Consultants

NEXIA
International

November 15, 2005

Securities and Exchange Commission
Washington, DC 20549

RE:    ORIGIN AGRITECH LIMITED
File No. 000-51576
And
CHARDAN CHINA ACQUISITION CORP.
File No. 000-50604

Ladies and Gentlemen:

We have read the statements made by Origin Agritech Limited regarding Chardan China Acquisition Corp. in Item 4.01(a) of the accompanying Form 8-K, which is being filed with the Securities and Exchange Commission. We agree with the statements therein concerning our firm.

Very truly yours,

/s/ Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP

1185 Avenue of the Americas Suite 500 New York, NY 10036-2602
TEL 212 372 1800 FAX 212 372 1801 www.ggkllp.com
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